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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


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                                   FORM 8-K


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                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 17, 2005


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                                Morgan Stanley
            (Exact name of registrant as specified in its charter)


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           Delaware                        1-11758                36-3145972
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
           incorporation)           Identification No.)

      1585 Broadway, New York, New York                           10036
  (Address of principal executive offices)                     (Zip Code)

      Registrant's telephone number, including area code: (212) 761-4000

                                Not Applicable
         (Former name or former address, if changed since last report)

                               ----------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05.  Costs Associated with Exit or Disposal Activities.

On August 17, 2005, Morgan Stanley (the "Company") issued a press release announcing that the Company's Board of Directors has approved management's recommendation to sell the Company's aircraft leasing business, AWAS. The Company estimates future cash expenditures related to the sale to be approximately $5 million. For more information, see Item 2.06 below and the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.06.  Material Impairments.

As discussed above, on August 17, 2005 the Company's Board of Directors approved management's recommendation to sell the Company's aircraft leasing business, AWAS. In connection with this action, the aircraft leasing business will be classified as held for sale under the provisions of SFAS No. 144 and reported as discontinued operations in the Company's consolidated financial statements commencing with the third quarter of fiscal 2005. In addition, in the third quarter of fiscal 2005, the Company will recognize a total charge of approximately $1.7 billion (approximately $1.0 billion after tax) consisting of a charge of approximately $1.7 billion (approximately $1.0 billion after tax) to reflect the writedown of the aircraft leasing business to its estimated fair value and a charge relating to anticipated transaction costs of $5 million ($3 million after tax). Except to the extent set forth above in
Item 2.05 the Company does not anticipate that the sale will result in future cash expenditures. The sales process will begin immediately and the Company anticipates the closing of a transaction in mid-2006. Because the final structure and timing of the sales transaction is not known at this time, the estimated charge may be adjusted and there can be no assurance that an additional charge may not be required in connection with the sale transaction. In accordance with SFAS No. 144, the Company will be required to assess continually the fair value of the aircraft leasing business until its ultimate disposition.

The appraised values of the aircraft portfolio, both previously disclosed by the Company and with respect to appraisals received in August 2005 (with a range of $2.5 billion to $3.3 billion and an average of $2.8 billion in August
2005), represent a summation of each of the estimated values of the aircraft assuming each aircraft is sold individually. These appraised values do not consider the costs of running the business, the prospects of the business as a whole, the divestiture of a large number of planes at one time, the expenses associated with the sale and other elements. In estimating the charge to be recorded in the third quarter of fiscal 2005, the Company has made an estimate of the value to be realized in selling the aircraft leasing business as a whole, not just individual planes. The estimated value of the business is based on an evaluation of current market conditions, recent transactions involving the sales of similar aircraft leasing businesses, a detailed assessment of the portfolio and additional valuation analyses. The proceeds actually realized for the business will depend upon the buyer's analysis of the business and its opportunities.

Item 7.01. Regulation FD Disclosure.

On August 17, 2005, John J. Mack, Chairman and Chief Executive Officer of the Company, David H. Sidwell, Chief Financial Officer of the Company, and David
W. Nelms, Chairman and Chief Executive Officer of Discover Financial Services, delivered a presentation to the financial community. Information contained in such presentation is attached as Exhibit 99.2 to this Form 8-K.

The presentation material in Exhibit 99.2 attached hereto is hereby intended to be furnished pursuant to Item 7.01, "Regulation FD Disclosure." As provided in General Instruction B.2 of Form 8-K, such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing.

Item 8.01.  Other Events.

On August 17, 2005, the Company issued a press release announcing that the Company's Board of Directors has determined that it is in the best interest of shareholders to retain, and to not spin off, Discover Financial Services. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.



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Item 9.01.  Financial Statements and Exhibits.

(c)   Exhibits

      Exhibit
      Number      Description
      -------     -----------

      99.1        Press Release, dated August 17, 2005, issued by the Company.


      99.2        Information from presentation delivered August 17, 2005.



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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  MORGAN STANLEY
                                  (Registrant)

                                           /s/ WILLIAM J. O'SHAUGHNESSY, JR.
                                   By:     ---------------------------------
                                   Name:   William J. O'Shaughnessy, Jr.
                                   Title:  Assistant Secretary


Date: August 17, 2005